Exhibit 2.1

Execution Version

AMENDMENT NO. 1

TO

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated as of December 14, 2016 to that certain Business Combination Agreement (the “BCA”), dated as of June 14, 2016, is by and among FMC Technologies, Inc., a Delaware corporation (“FMCTI”), TechnipFMC Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of FMCTI (“Topco”), and Technip S.A., a French société anonyme (“Technip”).

RECITALS

WHEREAS, Topco changed its name from FMC Technologies SIS Limited to TechnipFMC Limited on August 4, 2016;

WHEREAS, pursuant to a Joinder Agreement by and among FMCTI, Topco, TechnipFMC Holdings Limited, a private limited company under the laws of England and Wales (“UK Holdco”), TechnipFMC US Holdings LLC, a Delaware limited liability company (“US Holdco”), and TechnipFMC US Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), UK Holdco, US Holdco and Merger Sub will become a party to the BCA with the same force and effect as if originally named therein; and

WHEREAS, Section 8.2 of the BCA provides for the amendment of the BCA in accordance with the terms set forth therein and the parties hereto desire to amend the BCA as set forth below.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the BCA. Each reference to “hereof,” “herein” and “hereunder” and words of similar import when used in the BCA shall, from and after the date of this Amendment, refer to the BCA, as amended by this Amendment.

ARTICLE II

AMENDMENTS TO BUSINESS COMBINATION AGREEMENT

SECTION 2.1. Amendment to Section 1.2(b). The ninth sentence of Section 1.2(b) of the BCA is hereby deleted and replaced with the following:

Subject to applicable Law, as of the FMCTI Effective Time, the managers of U.S. Merger Sub immediately prior to the FMCTI Effective Time shall be the directors of the FMCTI Merger Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the FMCTI Merger Surviving Corporation.

SECTION 2.2. Amendment to Section 1.3. The first sentence of Section 1.3 of the BCA is hereby amended to remove the words “that is on a Sunday.”

SECTION 2.3. Amendment to Section 1.6(a)(iii). Section 1.16(a)(iii) of the BCA is hereby amended and restated as follows:

(iii) Conversion of U.S. Merger Sub Membership Interests. As of the FMCTI Effective Time, all of the membership interests of U.S. Merger Sub held immediately prior to the FMCTI Effective Time shall automatically be converted into the right to receive one hundred fully paid and non-assessable shares of common stock, par value $0.01, of the FMCTI Merger Surviving Corporation, which shares at such time shall comprise the only outstanding shares of capital stock of the FMCTI Merger Surviving Corporation.

SECTION 2.4. Amendments to Section 5.16.

1. The only sentence of Section 5.16(b) of the BCA is hereby amended to remove the words “sole stockholder” and replace them with the words “sole member.”

2. The BCA is hereby amended to add a new Section 5.16(c) and (d) as follows:

(c) UK HoldCo. In furtherance, and not in limitation, of Section 5.16(a), (i) FMCTI shall, and shall cause its applicable Subsidiaries to, cause TechnipFMC Holdings Limited, a private limited company under the laws of England and Wales, to become a party to this Agreement as if an original party hereto by executing a joinder to this Agreement, substantially in the form attached hereto as Exhibit C and (ii) TechnipFMC Holdings Limited shall, at the time and in the manner specified in the Preliminary Transactions, issue shares to Topco.

(d) US HoldCo. In furtherance, and not in limitation, of Section 5.16(a), (i) FMCTI shall, and shall cause its applicable Subsidiaries to, cause TechnipFMC US Holdings LLC, a Delaware limited liability company, to become a party to this Agreement as if an original party hereto by executing a joinder to this Agreement, substantially in the form attached hereto as Exhibit C and (ii) TechnipFMC US Holdings LLC shall, at the time and in the manner specified in the Preliminary Transactions, convert to a corporation and subsequently issue shares to TechnipFMC Holdings Limited.

SECTION 2.5. Amendment to Exhibit C. The form of joinder attached to the BCA as Exhibit C is hereby amended and restated to be as substantially set forth on Annex I hereto.

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ARTICLE III

GENERAL PROVISIONS

SECTION 3.1. No Further Amendment. Except as expressly amended hereby, the BCA is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

SECTION 3.2. Effect of Amendment. This Amendment shall form a part of the BCA for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the BCA shall be deemed a reference to the BCA as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(signature page follows)

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first written above.

FMC TECHNOLOGIES, INC.

By:	/s/ Dianne Ralston
Name:	Dianne Ralston
Title:	Senior Vice President, General Counsel and Corporate Secretary

TECHNIPFMC LIMITED

By:	/s/ Peder M. Brøndmo
Name:	Peder M. Brøndmo
Title:	Alternate Director

TECHNIP S.A.

By:	/s/ John Freeman
Name:	John Freeman
Title:	Group General Counsel

[Signature Page to Amendment No. 1 to the Business Combination Agreement]

ANNEX I

Form of Joinder Agreement

(see attached)

Exhibit C

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of December 14, 2016, is by and among FMC Technologies, Inc., a Delaware corporation (“FMCTI”), TechnipFMC Limited (formerly known as FMC Technologies SIS Limited), a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of FMCTI (“Topco”), Technip, S.A., a French société anonyme (“Technip”), TechnipFMC Holdings Limited, a private limited company under the laws of England and Wales (“UK Holdco”), TechnipFMC US Holdings LLC, a Delaware Limited Liability Company, (“US Holdco”) and TechnipFMC US Merger Sub LLC, a Delaware Limited Liability Company (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement, dated as of June, 14, 2016, by and among FMCTI, Topco and Technip (the “BCA”).

WHEREAS, Merger Sub was formed under the laws of the State of Delaware on October 17, 2016 for the purpose of serving as U.S. Merger Sub pursuant to the BCA.

WHEREAS, US Holdco was formed under the laws of the State of Delaware on October 17, 2016 for the purpose of effecting certain transactions pursuant to the BCA at the time and in the manner specified in the Preliminary Transactions.

WHEREAS, UK Holdco was formed under the laws of England and Wales on October 19, 2016 for the purpose of effecting certain transactions pursuant to the BCA at the time and in the manner specified in the Preliminary Transactions.

WHEREAS, pursuant to the BCA and the Cross-Border Merger Terms and subject to the terms and conditions thereof, at the Technip Effective Time, Technip shall merge with and into Topco (the “Technip Merger”), with Topco surviving the Technip Merger.

WHEREAS, pursuant to the BCA and subject to the terms and conditions thereof, at the FMCTI Effective Time, Merger Sub shall merge with and into FMCTI (the “FMCTI Merger”), with FMCTI surviving the FMCTI Merger as a wholly owned subsidiary of Topco.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, representations, warranties and agreements contained in the BCA, the parties hereto agree as follows:

1.	Joinder. By executing this Agreement, each of UK Holdco, US Holdco and Merger Sub hereby becomes a party to the BCA and hereby agrees to be bound by the terms, covenants and other provisions of the BCA applicable to it and hereby assumes all its rights and obligations thereunder, with the same force and effect as if originally named therein. This Agreement shall form a part of the BCA.

2.	Governing Law. The following provisions of the BCA shall apply hereto, mutatis mutandis: Sections 8.2 (Modification or Amendment), 8.4 (Counterparts), 8.5 (Governing Law; Dispute Resolution; Waiver of Trial by Jury), 8.7 (Notices) (with the notice provisions applicable to FMCTI applying equally to UK Holdco, US Holdco and Merger Sub), 8.8 (Entire Agreement), 8.9 (No Third-Party Beneficiaries), 8.10 (Obligations of FMCTI and Technip), 8.11 (Severability), 8.12 (Interpretation; Construction), 8.14 (Assignment) and 8.15 (Specific Performance).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FMC TECHNOLOGIES, INC.,

By:
Name:	Dianne Ralston
Title:	Senior Vice President, General Counsel and Corporate Secretary

TECHNIPFMC LIMITED

By:
Name:	Peder M. Brøndmo
Title:	Alternate Director

TECHNIPFMC HOLDINGS LIMITED

By:
Name:	Peder M. Brøndmo
Title:	Alternate Director

[Signature Page to the Joinder Agreement]

TECHNIPFMC US HOLDINGS LLC

By: FMC Technologies, Inc.
Its: Sole Member

By:
Name:	Dianne Ralston
Title:	Senior Vice President, General Counsel and Corporate Secretary

TECHNIPFMC US MERGER SUB LLC

By: TECHNIPFMC US HOLDINGS LLC
Its: Sole Member

By: FMC TECHNOLOGIES, INC., as the sole member of TechnipFMC US Holdings LLC

By:
Name:	Dianne Ralston
Title:	Senior Vice President, General Counsel and Corporate Secretary

TECHNIP, S.A.

By:
Name:
Title: